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                                                                   Exhibit 10(d)

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                             PARTICIPATION AGREEMENT

                            Dated as of May 29, 1996

                                      among

                  ASSET HOLDINGS COMPANY VI, L.L.C., as Lessor

                          HUFFY CORPORATION, as Lessee

                                       and

                        BANK ONE, DAYTON, N.A., as Lender

                        --------------------------------

                                 Lease Financing
                              for Huffy Corporation
                          Light Manufacturing Facility
                           Waukesha County, Wisconsin

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                                TABLE OF CONTENTS


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                                                                                                   Page

SECTION 1 DEFINITIONS; INTERPRETATION................................................................1

SECTION 2 ACQUISITION, CONSTRUCTION AND LEASE; LOAN; NATURE OF
TRANSACTION..........................................................................................1
         SECTION 2.1 Agreement to Acquire, Construct, Fund and Lease.................................1
         SECTION 2.2 Funding of Construction Costs; Loan.............................................2
         SECTION 2.3 Nature of Transaction ..........................................................3
         SECTION 2.4 Amounts Due Under Lease and Loan Agreement......................................3
         SECTION 2.5 Controlling Agreements..........................................................4
         SECTION 2.6 Permitted Applications of Loan Advances.........................................4

SECTION 3 CONDITIONS PRECEDENT; DOCUMENTS............................................................4
         SECTION 3.1 Conditions to the Obligations of the Lessor and the Lender on the Closing
         Date........................................................................................4
         SECTION 3.2 Conditions to the Obligations of the Lessee.....................................9
         SECTION 3.3 Completion Date Conditions......................................................9
         SECTION 3.4 Appraisal......................................................................11

SECTION 4 REPRESENTATIONS AND COVENANTS.............................................................11
         SECTION 4.1 Representations of the Lessee..................................................11
         SECTION 4.2 Representations and Covenants of the Lessor....................................14
         SECTION 4.3 Covenant of Lender.............................................................15

SECTION 5 COVENANTS OF THE LESSEE...................................................................15
         SECTION 5.1 Qualification as to Corporate Status...........................................15
         SECTION 5.2 Further Assurances.............................................................15
         SECTION 5.3 Reporting......................................................................16
         SECTION 5.4 Financial Covenants of Lessee..................................................17

SECTION 6 TRANSFERS BY LESSOR AND LENDER............................................................19
         SECTION 6.1 Lessor Transfers...............................................................19
         SECTION 6.2 Lender Transfers...............................................................19

SECTION 7 INDEMNIFICATION...........................................................................19
         SECTION 7.1 General Indemnification........................................................19
         SECTION 7.2 Environmental Indemnity........................................................21
         SECTION 7.3 Proceedings in Respect of Claims...............................................22
         SECTION 7.4 General Tax Indemnity..........................................................24
         SECTION 7.5 [Reserved].....................................................................29

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         SECTION 7.6 End of Term Indemnity ..................................29

SECTION 8 MISCELLANEOUS......................................................30
         SECTION 8.1 Survival of Agreements..................................30
         SECTION 8.2 Notices.................................................30
         SECTION 8.3 Counterparts............................................31
         SECTION 8.4 Amendments..............................................31
         SECTION 8.5 Headings, Etc...........................................31
         SECTION 8.6 Parties in Interest.....................................31
         SECTION 8.7 Governing Law...........................................31
         SECTION 8.8 No Recourse.............................................32
         SECTION 8.9 Expenses................................................32
         SECTION 8.10 Severability...........................................32
         SECTION 8.11 Submission to Jurisdiction; Waivers....................32

APPENDIX I Definitions and Interpretation
APPENDIX II Form of Request for Loan Advance
APPENDIX III Loan Payment Schedule

EXHIBIT A Form of Lease
EXHIBIT B Form of Loan Agreement
EXHIBIT C Form of Mortgage
EXHIBIT D Form of Assignment of Lease and Rents
EXHIBIT E Form of Non-Disturbance and Attornment Agreement
EXHIBIT F Form of Security Agreement and Assignment
EXHIBIT G Form of Opinion of Counsel to the Lessee
EXHIBIT H Form of Opinion of Counsel to the Lessor



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                             PARTICIPATION AGREEMENT


         THIS PARTICIPATION AGREEMENT, dated as of May 29, 1996, is among ASSET HOLDINGS COMPANY VI, L.L.C., a Massachusetts limited liability company, as Lessor, HUFFY CORPORATION, an Ohio corporation, as Lessee, and BANK ONE DAYTON, N.A., a national banking association, as Lender.

                                   WITNESETH:

WHEREAS, in accordance with the terms and provisions of this Participation Agreement, the Lease, the Loan Agreement, the Note and the other Operative Documents, (i) the Lessor has acquired the Land and has agreed to lease the Land to the Lessee, (ii) the Lessee has agreed to construct the Improvements on the Land for the Lessor and has agreed to lease the Improvements from the Lessor as part of the Leased Property under the Lease, (iii) the Lessor and the Lessee wish to obtain, and the Lender has agreed to provide, funding in the amount of $6,400,000 for the acquisition of the Land and the development and construction of the Improvements, and (iv) Lessor has agreed to expend from its own equity resources the sum of $200,000 to pay a portion of the cost of acquisition of the Land and the development and construction of the Improvements;

NOW, THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                           DEFINITIONS; INTERPRETATION

Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix I hereto for all purposes hereof and the rules of interpretation set forth in Appendix I hereto shall apply to this Participation Agreement.

                                    SECTION 2
                   ACQUISITION, CONSTRUCTION AND LEASE; LOAN;
                              NATURE OF TRANSACTION

SECTION 2.1 Agreement to Acquire, Construct, Fund and Lease.

(a) Land. Subject to the terms and conditions of this Participation Agreement, on the Closing Date (i) the Lessor shall acquire the Land and pay an amount equal to Lessor's Investment in connection therewith, (ii) the Lessor shall lease the Land to the Lessee pursuant to the Lease and (iii) the Lessee shall lease the Land from the Lessor pursuant to the Lease.

(b) Improvements. Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, (i) the Lessee has agreed, pursuant to the terms of the Lease, to construct and install the Improvements on the Land for the Lessor, (ii) the Lessor has agreed to

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obtain funding for all or a portion of the costs of such construction and installation, (iii) the Lessor has agreed to lease the Improvements as part of the Leased Property to the Lessee pursuant to the Lease and (iv) the Lessee has agreed to lease the Improvements from the Lessor pursuant to the Lease.

SECTION 2.2 Funding of Construction Costs: Loan.

(a) Subject to the terms and conditions of this Participation Agreement and the Loan Agreement, the Lender agrees to make the Loan available to the Lessor in order to finance costs of the Improvements and related costs as provided in
Section 2.6. As hereinafter in this Section provided, the Lender shall from time to time make Loan Advances in respect of the Loan to the Lessor. Except as provided in subsection (c) of this Section, the Lessor, in turn, shall remit the proceeds of each Loan Advance to the Lessee, and the Lessee shall use the proceeds of each such Loan Advance to pay, or reimburse itself for paying, the costs of Construction of the Improvements and related costs as provided in
Section 2.6. The Lessor hereby directs the Lender to make disbursements of the Loan directly to the Lessee unless the Lessor otherwise directs the Lender. The Lessor will only direct the Lender otherwise if an Event of Default has occurred and is continuing. The Loan shall (i) be a term and construction loan consisting of the aggregate total of the Loan Advances, (ii) be in an amount of not to exceed the Loan Commitment, (iii) bear interest as to each Loan Advance from the date such Loan Advance was made at the interest determined in accordance with
Section 2.4 of the Loan Agreement, payable on each Loan Payment Date, (iv) bear interest as to overdue amounts at the Overdue Rate, (v) be repayable as to principal as provided in Appendix III to the Loan Agreement, commencing on the Loan Payment Date which next follows the Completion Date, with a final scheduled Loan Payment Date on the first day of the 84th month following the Completion Date (vi) be evidenced by the Note and (vii) have the other terms and conditions as provided in the Loan Agreement and the Note.

(b) From and after the Closing Date until and including the fourth Business Day next preceding the Completion Date, the Lessee, acting on behalf of the Lessor, shall have the right to submit to the Lender written requests for Loan Advances. Each such written request shall be substantially in the form attached hereto as Appendix II. Upon the receipt by the Lender of a properly completed written request for a Loan Advance and so long as no Event of Default has occurred and is then continuing, the Lender shall, on or before the third Business Day next following the receipt of such written request for a Loan Advance, make the Loan Advance in immediately available funds to Lessee or to such other Person or Persons as may be specified in such written request for a Loan Advance.

(c) On each Loan Payment Date commencing with the first Loan Payment Date and ending with the Completion Date, the Lender, without the necessity or requirement of any written request for a Loan Advance or any notice to or consent of the Lessor or the Lessee, shall make a Loan Advance in an amount equal to the interest due and payable on the Loan on each such Loan Payment Date; provided, however, that the Lender shall not be obligated to make a Loan Advance to pay interest on the Loan if an Event of Default has occurred and is then continuing. The Lender shall promptly notify the Lessee of the date and amount of each such Loan Advance.

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(d) In no event shall the aggregate of all Loan Advances in respect of the Loan at any time outstanding exceed the Loan Commitment.

SECTION 2.3 Nature of Transaction. Each party hereto acknowledges and agrees that none of the Lessee, the Lender, the Lessor, the Financial Advisor nor any other Person has made any representations or warranties to such party concerning the tax, financial, accounting or legal characteristics or treatment of the Operative Documents and that each party has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein.

SECTION 2.4 Amounts Due Under Lease and Loan Agreement. Anything else herein, in the Loan Agreement or elsewhere to the contrary notwithstanding, it is the intention of the Lessee, the Lessor and the Lender that (i) during the period from the Closing Date to the Completion Date, payment of interest on the Loan on each Loan Payment Date shall be made from a Loan Advance automatically made by the Lender as provided in Section 2.2(c) of this Participation Agreement, (ii) from and after the Completion Date, the Lessee shall be obligated, pursuant to the terms of the Lease, to pay Basic Rent in respect of the Loan and Lessor's Investment and the amount and timing of that portion of the installments of Basic Rent due and payable from time to time from the Lessee under the Lease which equal the Scheduled Rent shall be equal to the payments due and payable with respect to interest on and principal of the Loan on each Loan Payment Date,
(iii) if the Lessee elects the Purchase Option or becomes obligated to purchase the Leased Property under the Lease, the sum of (A) the Loan, all interest and prepayment premium thereon and all other obligations of the Lessee owing to the Lessor and the Lender under the Operative Documents plus (B) Lessor's Investment plus all accrued and unpaid Facility Rent prorated to the date of payment, shall be paid in full by the Lessee and (iv) upon an Event of Default resulting in an acceleration of the Lessee's obligation to purchase the Leased Property under the Lease, the amounts then due and payable by the Lessee under the Lease shall include the sum of (A) all amounts necessary to pay in full the Loan, accrued interest and prepayment premium thereon and all other obligations of the Lessee owing to the Lessor and the Lender under the Operative Documents plus (B) Lessor's Investment plus all accrued and unpaid Facility Rent prorated to the date of payment, provided that (v) in the event Lessee effectively exercises the Remarketing Option pursuant to the provisions of Section 15.6 of the Lease and duly and timely fulfills the provisions of clauses (i) through (xiii) of Section
15.6 of the Lease, Lessee's obligations shall be limited as provided in Section
15.6 of the Lease. The foregoing notwithstanding, the parties hereto acknowledge and agree that the obligations of the Lessor (including its incorporators, stockholders, directors, officers, employees and agents) hereunder, under the Loan Agreement, the Lease and the other Operative Documents are non-recourse as provided in Section 4.2 of the Loan Agreement and Section 18.12 of the Lease.

SECTION 2.5 Controlling Agreements. In the event of any conflict between this Participation Agreement and any other Operative Document, this Participation Agreement shall control. In the event of any conflict between the Lease and any other Operative Document to which the Lessee is not a party, the Lease shall control.

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SECTION 2.6 Permitted Applications of Loan Advances. The parties hereto agree that the Lessee may apply the proceeds of Loan Advances made under the Loan for the payment (or the reimbursement by the Lessee of itself for the payment) of any or all of the following items: (i) costs of Construction of the Improvements, including costs related to letters of credit, surety bonds, security deposits or other security in connection with the Construction, the Construction Contract, any municipal sewer or utility contract, any permit or consent for any Governmental Authority or other Person, or any other obligation or requirement relating to the Construction (ii) capitalized interest on the Loan (but only to the extent and pursuant to the procedures set forth in Section 2.2(c)) and (iii) "soft costs" related to the foregoing, including architect's fees, engineering fees, permit and license fees and charges, testing, survey costs, title charges and attorneys' fees and Lessor's completion fee. The Lessee covenants not to use any Loan Advances to pay, or reimburse itself for paying, for trade fixtures, personal property or equipment or to use the proceeds of Loan Advances for working capital.

                                    SECTION 3
                         CONDITIONS PRECEDENT; DOCUMENTS

SECTION 3.1 Conditions to the Obligations of the Lessor and the Lender on the Closing Date. The obligations of the Lessor and the Lender to carry out their respective obligations under Section 2 of this Participation Agreement to be performed on the Closing Date shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel) on or prior to the Closing Date of the following conditions precedent:

(a) Documents. The following documents shall have been executed and delivered by the respective parties thereto:

(i) Participation Agreement. Counterparts of this Participation Agreement, duly executed by the parties hereto, shall have been delivered to each of the parties hereto.

(ii) Lease. The original of the Lease (substantially in the form of Exhibit A), together with the Memorandum of Lease, each duly executed by the Lessee and the Lessor, provided that the Memorandum of Lease shall be executed in recordable form, shall have been delivered to the Lender.

(iii) Loan Agreement. Mortgage. Assignment of Lease and Rents. Note. Non-Disturbance and Attornment Agreement. Counterparts of the Loan Agreement (substantially in the form of Exhibit B), duly executed by the Lessor and the Lender, shall have been delivered to each of the Lessor and the Lender; counterparts of the Mortgage (substantially in the form of Exhibit C), duly executed by the Lessee and in recordable form, shall have been delivered to each of the Lessor and the Lender; the Assignment of Lease and Rents (substantially in the form of Exhibit D), duly executed by the Lessor, consented to by the Lessee and in recordable form, shall have been delivered to the Lender; the Note (substantially in the form attached as an exhibit to the Loan Agreement) payable to the order of the Lender, duly executed by the Lessor, shall have been delivered to the Lender and the Non-Disturbance and Attornment Agreement (substantially in the form of Exhibit E) duly executed by the Lessee, Lessor and Lender and in recordable form shall have been delivered to the Lender, the Lessor and the Lessee.

(iv) Deed. The Deed, duly executed by the grantor thereunder and acknowledged in form for recording, conveying fee simple title to the Land to Lessor subject only to Permitted Liens.

(v) Title and Title Insurance. On the Closing Date, the Lessor and the Lender shall receive from the Title Insurance Company, respectively, an ALTA 1970 Form B Owners Policy of Title Insurance in the amount of at least the Loan Commitment, and an ALTA Form B-1992 Mortgagee's Policy of Title Insurance in the amount of the Loan Commitment, each issued by the Title Insurance Company, in each case, each acceptable in form and substance to the Lessor and the Lender (the "Title Policies"). The Title Policies (A) shall be dated as of the Closing Date, (B) to the extent permitted under Applicable Law, shall include coverage over the general exceptions to such policy and shall contain such affirmative endorsements as to easements and rights-of-way, encroachments, the nonviolation of covenants and restrictions, survey matters and other matters as the Lessor or the Lender shall reasonably request and (C) shall not contain a "pending disbursements" exception except as to mechanics lien claims and except as to limiting coverage to the amount of the Loan actually disbursed from time to time.

(vi) Security Agreement and Assignment. The Security Agreement and Assignment (substantially in the form of Exhibit F), duly executed by the Lessee, with an acknowledgement and consent thereto satisfactory to the Lessor and the Lender duly executed by the General Contractor and complete copy of the Construction Contract certified by the Lessee shall have been delivered to the Lender.

(vii) Survey. The Lessee shall have delivered, or shall have caused to be delivered, to the Lessor and the Lender, at the Lessee's expense, an accurate survey of the Leased Property certified to the Lessor and the Lender in a form satisfactory to the Lessor and the Lender and showing no state of facts unsatisfactory to the Lessor or the Lender and prepared within sixty (60) days of the Closing Date by a licensed surveyor selected by Lessee and reasonably satisfactory to Lender. Such survey shall (A) be acceptable to the Title Insurance Company, (B) show no encroachments on the Land by structures owned by others, and no encroachments from any part of the Leased Property onto any land owned by others, except for such encroachments which, in the judgment of the Lender and its counsel, do not impair in any material respect the value of the Leased Property or the suitability of the Leased Property for its intended use, and (C) disclose no state of facts objectionable to the Lessor, the Lender or the Title Insurance Company.

(viii) Evidence of Insurance. The Lessor and the Lender have received from the Lessee certificates of insurance evidencing compliance with the provisions of
Article IX of the Lease (including the naming of the Lessor and/or the Lender as additional insured or loss payees with respect to such insurance), in form and substance reasonably satisfactory to the Lessor and the Lender.

(ix) Lessee's Resolutions and Incumbency Certificate. Etc. Each of the Lender and the Lessor shall have received (A) a certificate of the Secretary or an Assistant Secretary of the Lessee attaching and certifying as to (1) the resolution of the Lessee's Board of Directors (or an appropriate committee of such Board) duly authorizing the execution, delivery and performance by the Lessee of each Operative Document to which the Lessee is or will be a party, (2) the incumbency and signatures of Persons authorized to execute and deliver Operative Documents on the Lessee's behalf, (3) the Lessee's certificate of incorporation, certified as of a recent date by the Secretary of State of the state of the Lessee's incorporation and (4) the Lessee's by-laws and (B) good standing certificates for the Lessee from the appropriate officers of the States of Ohio and Wisconsin.

(x) Recording Fees: Transfer Taxes. To the extent not covered by the Title Policy, the Lender shall have received satisfactory evidence of the payment by the Lessee of all recording and filing fees and taxes with respect to any recordings or filings made of the Memorandum of Lease, the Mortgage, the Assignment of Lease and Rents and the Subordination and Nondisturbance Agreement.

(xi) Opinion of Lessee's Counsel. The opinion of respectively, Nancy A. Michaud, Esq., General Counsel for Lessee, and Messrs. Michael, Best & Friedrich, Milwaukee, Wisconsin, as special counsel to the Lessee, each dated the Closing Date, and being substantially in the form set forth respectively in Exhibits G-1 and G-2 and containing such other matters as the parties to whom such opinion is addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor and the Lender.

(xii) Lessor's Resolution and Incumbency Certificate. The Lender shall have received a certificate of the managing member of the Lessor attaching and certifying as to (A) the managing member's resolution authorizing the execution, delivery and performance by it of each Operative Document to which the Lessor is or will be a party and (B) the incumbency and signatures of person(s) authorized to execute and deliver such documents on the Lessor's behalf.

(xiii) Opinion of Lessor's Counsel. The Opinion of Ropes and Gray, Boston Massachusetts dated the Closing Date, substantially is the form of Exhibit H shall have been delivered and addressed to each of the Lessee and the Lender.

(xiv) [omitted]

(xv) Soil Analysis and Environmental Report. The Lender and the Lessor shall have received and approved (i) soil analysis report relating to the Leased Property in form and content satisfactory to the Lender and (ii) an environmental report which shall certify results related to toxic and other hazardous substances on the Leased Property.

(xvi) Plans and Specifications. Copies of the Plans and Specifications.

(xvii) [omitted]

(xviii) Architect Certificate. A certification from the Architect to the effect that the Plans and Specifications and the intended use of the Building comply with all zoning ordinances and regulations and building and use restrictions applicable to the Leased Property (including, without limitation, that the Building will comply with the Americans with Disabilities Act of 1990 and similar legislation, and the rules and regulations promulgated with respect thereto).

(xix) Utilities. Evidence that all utility services necessary for construction and use of the Improvements (including without limitation, electric, gas, telephone, water and sewer service) are available to the Leased Property, and the Lessee has the right to connect to and use all utility services without restriction; and that all necessary easements to provide such utility services to the Improvements have been obtained.

(xx) Zoning. A copy of the applicable zoning ordinances, certified by an appropriate official to be a complete and accurate statement thereof and an up to date zoning map similarly certified.

(xxi) Governmental Authorizations. All authorizations, if any, required by an governmental authority for the operation of the Leased Property for the purposes contemplated by the Plans and Specifications, which are presently procurable.

(xxii) Construction Cost Analysis. The Lender shall have received from the Construction Consultant with an initial cost analysis and breakdown in reasonable detail and otherwise reasonably satisfactory to Lender.

(b) Litigation. No action or proceeding shall have been instituted or, to the Lessee's knowledge, threatened nor shall any governmental action, suit, proceeding or investigation be instituted or, to the Lessee's knowledge, threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Participation Agreement or any of the other Operative Documents or any transaction contemplated hereby or thereby or which would materially adversely affect the Leased Property or any transaction contemplated by the Operative Documents or which would result in a Material Adverse Effect.

(c) Legality. In the opinion of the Lender, the Lessor or their respective counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for the Lender or the Lessor to participate in any of the transactions contemplated by the Operative Documents.

(d) No Events. (i) No Event of Default, Event of Loss or Event of Taking shall have occurred and be continuing and (ii) no action shall be pending or, to the Lessee's knowledge, threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking.

(e) Representations. Each representation and warranty of the parties hereto or to any other Operative Document contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of the Closing Date.

(t) No Material Adverse Effect. There shall not have occurred any event having a Material Adverse Effect since December 31, 1995.

(g) Fees and Transaction Expenses. The Lessee shall have paid (i) to the Lender a construction loan commitment fee equal to $16,500, (ii) the fee owed to the Financial Advisor in the amount of $82,500 and (iii) the reasonable fees and expenses of the Lessor, the Lender and their respective counsel (not to exceed $27,000). The Lessee shall not be liable for any fees and expenses of internal counsel for the Lender.

SECTION 3.2 Conditions to the Obligations of the Lessee. The obligations of the Lessee to lease from the Lessor and construct the Leased Property are subject to the fulfillment on the Closing Date to the satisfaction of, or waiver by the Lessee of, the following conditions precedent:

(a) General Conditions. The conditions set forth in Sections 3.1 that require fulfillment by the Lessor and the Lender shall have been satisfied.

(b) Legality: Desired Accounting Treatment. In the opinion of the Lessee or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred, or, with respect to tax laws, shall have been proposed, in Applicable Law that would make it illegal for the Lessee to participate in any of the transactions contemplated by the Operative Documents. In addition, the Lessee shall have no obligation to proceed with the actions contemplated on its part on the Closing Date if, on or prior to the Closing Date, the Lessee shall have been advised in writing by its accountants that the Lease will not constitute an operating lease for purposes of the Lessee's financial reporting.

SECTION 3.3 Completion Date Conditions. The occurrence of the Completion Date shall be subject to the fulfillment or satisfaction of, or waiver by, each party hereto (acting directly or through its counsel) of the following conditions precedent:

(a) Title Policy Endorsements. The Lessee shall have furnished to the Lender the following endorsements to the Title Policy (each of which shall be subject to no exceptions other than those set forth in Schedule B to the Title Insurance Policy): (i) a date-down endorsement (redating and confirming the coverage provided under the Title Policy and each endorsement thereto) and (ii) a comprehensive endorsement, in each case, effective as of a date not earlier than the date of completion of the Construction.

(b) Construction Complete. The Construction shall have been completed substantially in accordance with the Plans and Specifications and all Applicable Laws, and the Improvements are ready for occupancy and operation in the ordinary course of Lessee's business. All fixtures, equipment, materials and other property contemplated under the Plans and Specifications to be incorporated or installed in the Leased Property shall have been incorporated or installed free and clear of all liens except for Permitted Liens.

(c) Lessee Certification. The Lessee shall have furnished the Lessor and the Lender with both (i) a certification of the Lessee that:

(A) all amounts owing to third parties for the Construction have been paid in full (other than contingent obligations for which the Lessee has made adequate reserves or claims being defended in good faith), and to Lessee's knowledge no litigation or proceedings are pending, or to the best of the Lessee's knowledge are threatened, against the Leased Property or the Lessee which would materially adversely affect (1) the enforceability or priority of this Participation Agreement or the other Operative Documents and
(2) the ability of the Lessee to fully perform its obligations pursuant to and as contemplated by the terms and provisions of this Participation Agreement and the other Operative Documents;

(B) all consents, licenses and permits and other governmental authorizations or approvals required for the Construction and operation of the Leased Property have been obtained;

(C) the Leased Property has available all services of public facilities and other utilities necessary for use and operation of the Leased Property for its intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone and other required public utilities and means of access between the Improvements and public highways for pedestrians and motor vehicles;

(D) all agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of the Leased Property as the Lessee intends to use the Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and the Lessee has no knowledge of any pending modification or cancellation of any of the same, and the use of the Leased Property does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained for its continuing legal use;

(E) the Construction has been completed substantially in accordance with the Plans and Specifications and all Applicable Laws and the Leased Property is ready for occupancy and operation; and

(F) the Leased Property is in compliance with all applicable zoning laws and regulations; and

(ii) copies of (A) all final lien waivers regarding the Construction, together with sworn statements from contractors, subcontractors and material suppliers and (B) true and complete copies of an "as built" or "record" set of the Plans and Specifications, and a plat of survey of the Leased Property "as built" showing all paving, driveways, fences and exterior improvements and copies of all licenses and permits required by any Governmental Authority having jurisdiction over the use and occupancy of the Leased Property and for the operation thereof, including copies of a certificate or certificates of occupancy for the Leased Property or other legally equivalent permission to occupy the Leased Property from the Governmental Authority having jurisdiction.

(d) Cutoff Date. The Completion Date shall occur on or prior to the Completion Deadline.

SECTION 3.4 Appraisal. The Lessee agrees to supply the Lender, within 60 days of the Closing Date, with an appraisal report for the Land and the Improvements, which appraisal report shall be prepared by an independent appraising firm, and be in form and substance, reasonably acceptable to the Lender. In the event that the appraised value of the Land and the Improvements is less than the amount of the Loan, the Lessee agrees to promptly retire that portion of the Loan which exceeds the aforesaid appraised value. Any such retirement of a portion of the Loan under the circumstances described in this Section shall be without any premium or penalty to the Lessee.

                                   SECTION 4
                          REPRESENTATIONS AND COVENANTS

SECTION 4.1 Representations of the Lessee. Effective as of the date of execution hereof and as of the Closing Date, the Lessee represents and warrants to each of the other parties hereto as follows:

(a) Organization: Corporate Powers. The Lessee (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, (ii) is duly qualified as a foreign corporation and in good standing (A) in the State of Wisconsin and (B) under the laws of each other jurisdiction where such qualification is required and where the failure to be duly qualified and in good standing would have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Operative Documents.

(b) Authority. The Lessee has the requisite corporate power and authority to execute, deliver and perform the Operative Documents executed or to be executed by it. The execution, delivery and performance (or recording or filing, as the case may be) of the Operative Documents, and the consummation of the transactions contemplated on the part of the Lessee thereby, have been duly approved by the Board of Directors of the Lessee and no other corporate proceedings on the part of the Lessee are necessary to consummate the transactions so contemplated.

(c) Due Execution and Delivery of Operative Documents. The Operative Documents executed by the Lessee have been duly executed and delivered (or recorded or filed, as the case may be) by the Lessee, and, in each case, constitute its legal, valid and binding obligation, enforceable against it in accordance with each such Operative Document of its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

(d) No Conflict. The execution, delivery and performance of each Operative Document to which it is a party by the Lessee and each of the transactions contemplated thereby do not and will not (i) violate any Applicable Law or Contractual Obligation of the Lessee the consequences of which violation, singly or in the aggregate, would have a Material Adverse Effect, (ii) result in or require the creation or imposition of any Lien whatsoever on the Leased Property (other than Permitted Liens) or (iii) require any approval of stockholders which has not been obtained.

(e) Governmental Consents. Except as have been made, obtained or given, no filing or registration with, consent or approval of, notice to, with or by any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance by the Lessee of the Operative Documents, the use of the proceeds of the Loans made to effect the purchase of the Land and the Construction of the Improvements, or the legality, validity, binding effect or enforceability of any Operative Document.

(f) Governmental Regulation. The Lessee is not an "investment company" or a company controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

(g) Requirements of Law. The Lessee is in compliance with all Requirements of Law applicable to Lessee and its business, in each case where the failure to so comply would have a Material Adverse Effect, either individually or together with other such cases.

(h) Rights in Respect of the Leased Property. The Lessee is not a party to any contract or agreement to sell any interest in the Leased Property or any part thereof other than pursuant to the Participation Agreements, the Deed and the Lease.

(i) Hazardous Materials.

(i) Except in full compliance with all Applicable Law there are no Hazardous Materials present at, upon, under or within the Leased Property or released or transported to or from the Leased Property.

(ii) No Governmental Actions have been taken, or are in process or have been threatened, which could reasonably be expected to subject the Leased Property, the Lender or the Lessor to any Claims or Liens under any Environmental Law which would have a materially adverse effect on the Lessor, the Lender or the Leased Property.

(iii) The Lessee has all Environmental Permits necessary to operate the Leased Property in accordance with Environmental Laws and is complying with and has at all times complied with all such Environmental Permits.

(iv) With respect to the Leased Property, no notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to the Lessee, and no penalty has been assessed on the Lessee and no investigation or review is pending or threatened by any Governmental Authority or other Person with respect to any alleged violation or liability of the Lessee under any Environmental Law. No material notice, notification, demand, request for information, citation, summons, complaint or order has been issued or filed to or with respect to any other Person, no material penalty has been assessed on any other Person and no investigation or review is pending or threatened by any Governmental Authority or other Person relating to the Leased Property with respect to any alleged material violation or liability under any Environmental Law by any other Person.

(v) The Leased Property and each portion thereof are presently in compliance with all Environmental Laws, and there are no present or past facts, circumstances, activities, events, conditions or occurrences regarding the Leased Property (including, without limitation, the release or presence of Hazardous Materials) that could reasonably be anticipated to (A) form the basis of a Claim against the Leased Property, the Lender, the Lender or the Lessee, (B) cause the Leased Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which the Leased Property is located or (D) prevent or interfere with the continued operation and maintenance of the Leased Property as contemplated by the Operative Documents.

(j) Leased Property. The present condition and use of the Leased Property conforms with all conditions or requirements of all existing permits and approvals issued with respect to the Leased Property, and the present use of the Leased Property and the Lessee's future intended use of the Leased Property under the Lease does not violate any Applicable Law. No notices, complaints or orders of violation or non-compliance have been issued or threatened or contemplated by any Governmental Authority with respect to the Leased Property or any present or intended future use thereof. All agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of the Leased Property as the Lessee intends to use the Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or in the reasonable judgment of the Lessee will be, obtained and are in full force and effect and the Lessee has no actual knowledge of any pending modification or cancellation of any of the same.

(k) Qualification of Lessee Representations. The representations of the Lessee set forth in this Section are qualified by the conditions that (i) all representations are made and given to the best of the Lessee's knowledge, (ii) where a representation involves compliance by the Lessee with an Applicable Law or an Environmental Law such representation is deemed to be compliance by the Lessee in all material respects with any such law and (iii) where a representation involves conduct on the part of the Lessee that does not violate an Applicable Law or an Environmental Law such representation is deemed to exclude Lessee's non-material violations of any such law.

SECTION 4.2 Representations and Covenants of the Lessor. Effective as of the date of execution hereof and as of the Closing Date, the Lessor represents and warrants to the Lender and the Lessee as follows:

(a) Due Organization: Limited Purpose. The Lessor is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware; is duly qualified as a foreign limited liability company and in good standing under the laws of the State and the State of Ohio; and has full power, authority and legal right as a limited liability company to execute, deliver and perform its obligations under this Participation Agreement and each other Operative Document to which it is or will be a party. The Lessor further represents, covenants and warrants that (i) it has been formed and exists for the sole purpose of, and will not engage in any business or other activity except as necessary in connection with, acquiring and owning the Leased Property and taking the actions contemplated on the Lessor's part under the Operative Documents and (ii) except for obligations and indebtedness of the Lessor represented by and set forth in the Operative Documents and except for obligations or indebtedness of the Lessor arising directly or indirectly from the Lessee's failure to discharge the Lessee's obligations under the Operative Documents, the Lessor will not create, incur, suffer to be created or incurred, or guarantee any obligation or indebtedness.

(b) Due Authorization: Enforceability. Etc. The Participation Agreement and each other Operative Document to which the Lessor is or will be a party have been or will be duly authorized, executed and delivered by or on behalf of the Lessor and are, or upon execution and delivery will be, legal, valid and binding obligations of the Lessor enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

(c) No Conflict. The execution and delivery by the Lessor of this Participation Agreement and each other Operative Document to which the Lessor is or will be a party are not or will not, and the performance by the Lessor of its obligations under each and will not, violate its certificate of incorporation or by-laws, do not and will not contravene any Applicable Law and do not and will not contravene any provision of, or constitute a default under, any Contractual Obligation of the Lessor, and the Lessor possesses all requisite regulatory authority to undertake and perform its obligations under the Operative Documents.

(d) Litigation. There are no pending or threatened actions or proceedings against the Lessor before any court, arbitrator or administrative agency that would have a material adverse effect upon the ability of the Lessor to perform its obligations under this Participation Agreement or any other Operative Documents to which it is or will be a party.

(e) Lessor Liens. No Lessor Liens or other Liens created by acts or omissions of the Lessor (other than Liens created by the Operative Documents) exist on the Closing Date on the Leased Property, or any portion thereof, and the execution, delivery and performance by the Lessor of this Participation Agreement or any other Operative Document to which it is or will be a party will not subject the Leased Property, or any portion thereof, to any Lessor Liens or other Liens created by the Lessor (other than by the Operative Documents). Except for Liens against the Leased Property created by the Operative Documents, Permitted Liens (other than Lessor Liens), Liens (including Lessor Liens) arising directly or indirectly from the Lessee's failure to discharge the Lessee's obligations under the Operative Documents, the Lessor further represents and warrants that it will not create, suffer to be created or permit any Liens on the Leased Property.

(1) Employee Benefit Plans. The Lessor is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in
Section 4975(e)(1) of the Code).

SECTION 4.3 Covenant of Lender. Upon payment by Lessee of the purchase price for the Leased Property pursuant to Article XV of the Lease, Lender will release the lien of the Operative Documents against the Leased Property.

                                    SECTION 5
                             COVENANTS OF THE LESSEE

SECTION 5.1 Qualification as to Corporate Status. The Lessee shall remain a validly existing corporation organized under the laws of the State of Ohio or any other State of the United States of America and shall remain qualified to do business in the State.

SECTION 5.2 Further Assurances. Upon the written request of the Lessor or the Lender, the Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other similar documents to be recorded or filed at such places and times in such manner as may be necessary to preserve, protect and perfect the interest of the Lessor and the Lender in the Leased Property as contemplated by the Operative Documents.

SECTION 5.3 Reporting.

(a) Financial Statements. The Lessee shall deliver or cause to be delivered to the Lender:

(i) As soon as practicable, and in any event within sixty (60) days after the close of each of the first three quarterly accounting periods in each Fiscal Year, the consolidated condensed balance sheet of the Lessee and its Subsidiaries as at the end of such quarterly period and the related consolidated condensed statements of operations for such quarterly period and for the elapsed portion of the current Fiscal Year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related period in the prior Fiscal Year, which financial statements shall be certified by a duly authorized officer of the Lessee that they fairly present the consolidated financial condition of the Lessee and its Subsidiaries as at the dates indicated, subject to changes resulting from audit and normal year-end adjustments;

(ii) As soon as practicable, and in any event within one hundred five (105) days after the end of each Fiscal Year, consolidated balance sheets of the Lessee and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of earnings, stockholders' equity and changes in cash-flows of the Lessee and its Subsidiaries for such Fiscal Year, setting forth in comparative form the consolidated figures for the Lessee and its Subsidiaries for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of KPMG Peat Marwick or other independent public accountants of recognized national standing selected by the Lessee which report shall be unqualified as to the scope of audit and as to the status of the Lessee and its Subsidiaries as a going concern and shall state that such consolidated financial statements present fairly the financial position of the Lessee and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (or, in the event of a change in accounting principles, such accountants' concurrence with such change) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(iii) Together with each delivery of any financial statements pursuant to clauses (i) and (ii) of this subsection, an officer's certificate of the Lessee, executed by a duly authorized officer of the Lessee, stating that the signer has instituted procedures for the review of the terms of this Participation Agreement and the principal Operative Documents and the review in reasonable detail of the transactions and conditions of the Lessee and its Subsidiaries taken as a whole during the accounting period covered by such financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such officer's certificate, of any condition or event which constitutes an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Lessee has taken, is taking and proposes to take with respect thereto and stating that, to the best of such officer's knowledge, the financial statements delivered pursuant to clause (i) of this subsection present fairly the financial position of the Lessee and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP consistently applied;

(iv) Promptly, and in any event within five (5) Business Days after the Lessee obtains knowledge thereof, notice of (A) the occurrence of any event which constitutes an Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Lessee propose to take with respect thereto and (B) any litigation or governmental proceedings pending against the Lessee which the Lessee determines it will disclose in the Lessee's reports filed on Forms 10K or 1OQ with the SEC (notice being due within five Business Days); and

(v) With reasonable promptness, such information with respect to the financial condition of the Lessee or the Leased Property as from time to time may be reasonably requested by the Lender; provided, however, that the Lender shall keep such information confidential, except in connection with enforcement or exercise of the Lender's rights under this Participation Agreement or otherwise available at law or in equity and provided, further, that the Lender may disclose such information to the extent necessary to respond to inquiries of bank regulatory authorities or to comply with legal process or any other legal disclosure obligations, or to the extent such information has been made publicly available by parties other than the Lender.

(b) Other Reports. Promptly after the same are available to it, the Lessee shall deliver to the Lessor copies of all regular and periodic reports and other reports and filings (if any) made by the Lessee with the SEC, and promptly upon transmission thereof, copies of all proxy statements, financial statements, notices and reports as the Company shall send to its shareholders.

SECTION 5.4 Financial Covenants of Lessee.

(a) Lessee covenants to maintain Consolidated Adjusted Net Worth of no less than $95,000,000, plus an amount equal to 40% of Consolidated Net Earnings for each fiscal year ending December 31, 1996 and thereafter (such increase to be effective on the first day of the next fiscal year); provided that in the event Lessee shall not have any Consolidated Net Earnings for such fiscal year they shall be deemed to be zero for purposes of such adjustment.

(b) Lessee shall maintain a ratio of Consolidated Current Assets to Consolidated Current

Liabilities of not less than 1.5 to 1.

(c) Lessee shall maintain a ratio of Consolidated Funded Debt to Consolidated Total Capitalization equal to or less than 0.6 to 1.0.

(d) Capitalized terms used in this Section 5.4 and not otherwise defined shall have meanings ascribed to them below:

"Consolidated Adjusted Net Worth" shall mean, as of the date of any determination thereof, the amount of the capital stock accounts, including the portion thereof attributable to preferred stock of the Lessee (net of any treasury stock, at cost), less (to the extent incurred after December 31, 1995) goodwill, organization expenses, patents, trademarks, trade names, copyrights, franchises, unamortized debt discount and other intangible assets, plus Minority Interests (as defined in the Credit Agreement), plus the Subordinated Debt, and plus (or minus in the case of a deficit) (i) cumulative translation adjustments, and (ii) the surplus and retained earnings of Lessee and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

"Consolidated Current Assets" shall mean the consolidated current assets of Lessee and its Subsidiaries, determined in accordance with GAAP.

"Consolidated Current Liabilities" shall mean the consolidated current liabilities of the Lessee and its Subsidiaries, determined in accordance with GAAP.

"Consolidated Funded Debt" shall mean the consolidated Funded Debt of the Lessee and its Subsidiaries.

"Consolidated Net Earnings" shall mean the consolidated net profit after taxes of the Lessee and its Subsidiaries as determined and computed in accordance with GAAP.

"Consolidated Total Assets" shall mean, on a consolidated basis of Lessee and its Subsidiaries, the total of all assets which in accordance with GAAP would be included in determining total assets as shown on the asset side of a consolidated balance sheet of Lessee and its Subsidiaries as of the date of which Consolidated Total Assets is to be determined.

"Consolidated Total Capitalization" shall mean the sum of Consolidated Adjusted Net Worth and Consolidated Funded Debt.

"Consolidated Total Liabilities" shall mean, on a consolidated basis of Lessee and its Subsidiaries, the total of all items of indebtedness, obligation or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of Lessee and its Subsidiaries as at the date of which Consolidated Total Liabilities is to be determined, shall not include preferred stock and Subordinated Debt.

"Credit Agreement" shall mean the Credit Agreement dated as of April 21, 1992, as amended, among the Lessee, Society National Bank, individually and as agent, NBD Bank, N.A., the

Lender and Security Pacific National Bank.

"Funded Debt" shall mean with respect to any Person all Indebtedness which has a final maturity of more than one (1) year from the origin thereof and which would constitute long-term debt in accordance with GAAP (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin) or which is outstanding as a Revolving Loan (as defined in the Credit Agreement) or under a similar agreement which provides for borrowings over a period of more than one (1) year notwithstanding that any Indebtedness (as defined in the Credit Agreement) incurred pursuant thereto may be payable upon demand or within one (1) year after creation thereof, excluding in each case the current portion of such Indebtedness and such Indebtedness which would constitute short-term debt in accordance with GAAP, determined in accordance with GAAP.

"Indebtedness" is used with the definition set forth in the Credit Agreement.

"Subordinated Debt" shall have the meaning supplied in the Credit Agreement.

                                    SECTION 6
                         TRANSFERS BY LESSOR AND LENDER

SECTION 6.1 Lessor Transfers. The Lessor shall not assign, convey, encumber or otherwise transfer all or any portion of its right, title or interest in, to or under the Leased Property or the Lease (except pursuant to the Assignment of Lease and Rents or pursuant to Article VI of the Lease) or any of the Operative Documents without obtaining the prior written consent of the Lender and the Lessee.

SECTION 6.2 Lender Transfers. The Lender shall not assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under any of the Operative Documents without the prior written consent of the Lessee and the Lessor (such consent not to be unreasonably withheld); provided, however, that without the prior written consent of or notice to the Lessor or the Lessee, the Lender may sell participating interests in the Loan to such banks and other financial institutions as the Lender shall, in its sole discretion, determine.

                                    SECTION 7
                                 INDEMNIFICATION

SECTION 7.1 General Indemnification. The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims by any third-party that may be imposed on, incurred by or asserted against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person (except to the extent such claim is covered by the insurance required by the Lease) and in any way relating to or arising out of:

(i) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof;

(ii) the Land or any part thereof or interest therein;

(iii) the purchase, design, construction, preparation, installation, inspection, delivery, non- delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer or title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part or any interest in the Leased Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including without limitation (A) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (B) latent or other defects, whether or not discoverable, (C) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Leased Property, (D) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to the Lease which are in effect at any time with respect to the Leased Property or any part thereof, (E) any Claim for patent, trademark or copyright infringement and (F) Claims arising from any public improvements with respect to the Leased Property resulting in any change or special assessments being levied against the Leased Property or any Claim for utility "tap-in" fees;

(iv) [omitted];

(v) the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with this Participation Agreement, or the authorization of any broker or financial adviser retained or employed by any other Person who or which acts on Lessee's behalf, or the incurring of any fees or commissions to which the Lessor or the Lender might be subjected by virtue of their entering into the transactions contemplated by this Participation Agreement;

(vi) the existence of any Lien on or with respect to the Leased Property, the Construction, any Basic Rent or Supplemental Rent, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of or title to or interest of any Person in the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Alterations constructed by the Lessee, except in all cases the Liens listed as items (i) and (ii) in the definition of Permitted Liens; or

(vii) any breach of any requirement, condition, restriction or limitation in the Deed;

provided, however, that the Lessee shall not be required to indemnify any Indemnitee under this Section for (x) any Claim to the extent that such Claim results from the willful misconduct or gross negligence of such Indemnitee (provided that the exception set forth in this clause (x) shall not apply to Lessor Indemnitees, which the Lessee shall, in any event, be obligated to indemnify, except as provided in Section 18.12 of the Lease), (y) any Claim resulting from Lessor Liens which the Lessor is responsible for discharging under the Operative Documents or (z) any Claim which occurs or arises out of a time when the Lessee was not an owner, lessee or otherwise using or in possession of the Leased Property or any part thereof. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

SECTION 7.2 Environmental Indemnity. Without limitation of Section 7.1, the Lessee agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all Claims (including without limitation third party Claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of the Leased Property), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising directly or indirectly, in whole or in part, out of:

(i) the presence on or under the Land of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto the Land;

(ii) any activity, including, without limitation, construction, carried on or undertaken on or off the Land, and whether by the Lessee, or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee, or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Land;

(iii) loss of or damage to any property or the environment (including, without limitation, clean- up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws;

(iv) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records; or

(v) any residual contamination on or under the Land, or affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

in any case arising or occurring (y) prior to or during the Lease Term or (z) at any time during which the Lessee or any Affiliate thereof owns any interest in or otherwise occupies or possesses the Leased Property or any portion thereof; PROVIDED, HOWEVER, that the Lessee shall not be required to indemnify any Indemnitee under this Section for any Claim to the extent that such Claim results from the willful misconduct or gross negligence of such Indemnitee (except that the exception set forth in the immediately preceding PROVISO shall not apply to Lessor Indemnitees, which the Lessee shall, in any event, be obligated to indemnify, except as provided in Section 18.12 of the Lease). It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

SECTION 7.3 PROCEEDINGS IN RESPECT OF CLAIMS. The obligations and liabilities of the Lessee with respect to any Claims for which, if valid, Lessee is obligated to provide indemnification pursuant to the provisions of Section 7.1 and Section
7.2 ("Indemnified Claims"), shall be subject to the following terms and conditions:

(a) Whenever an Indemnitee shall have received notice that an Indemnified Claim has been asserted or threatened against such Indemnitee, the Indemnitee shall promptly notify the Lessee of such Claim, together with supporting facts and data within the possession or knowledge of the Indemnitee related thereto, provided that the failure to deliver such notice shall not relieve the Lessee of its indemnification obligations hereunder except to the extent that such failure prejudices the Lessee. With respect to any amount that the Lessee is requested by an Indemnitee to pay by reason of Section 7.1 or 7.2, such Indemnitee shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.

(b) Lessee shall defend, at its expense, such Indemnified Claim with counsel of its choice reasonably satisfactory to the Indemnitee, PROVIDED, HOWEVER, that if an Event of Default has occurred and is continuing, the Indemnitee shall have the right, upon notice to and at the expense of Lessee, to undertake the defense of such Claim during the continuance of such Event of Default. The Indemnitee shall promptly notify the Lessee of any compromise or settlement proposal with respect to any such Claim and shall not unreasonably refuse to accept any such proposal if the same is acceptable to the Lessee. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 7.1 or 7.2 without the prior written consent of the Lender acting individually and on behalf of the affected Indemnitee (and Lessor hereby irrevocably so authorizes Lender to grant such consent on behalf of Lessor and the Lessor Indemnitees), which consent shall not be unreasonably withheld. The Lessee and each Indemnitee are and shall be bound to cooperate with each other in good faith in connection with the defense of any such action, suit or proceeding in providing any information and bear witness or give testimony which may be requested by counsel for any of such parties.

(c) Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 7.1 or 7.2 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld (it being agreed that it will not be unreasonable for the Lessee to withhold consent if such compromise or settlement adversely affects a material right or property interest of the Lessee, including, without limitation, Lessee's use, title or possession of the Leased Property), unless such Indemnitee waives its right to be indemnified under Section 7.1 or 7.2 with respect to such Claim, PROVIDED that no Indemnitee shall enter into any settlement which would adversely affect Lessee's use, title to or possession of the Leased Property without Lessee's prior written consent.

(d) Upon payment in full of any Claim by the Lessee pursuant to Section 7.1 or
7.2 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense) including claims (subject to the provisions of this Section 7 and Section 18.12 of the Lease) against another Indemnitee and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such Claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such Claims.

(e) Any amount payable to an Indemnitee pursuant to Section 7.1 or 7.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, and if requested by the Lessee, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee and the Indemnitee at the expense of the Lessee.

(f) If Lessee fails to assume the defense of an Indemnified Claim within a reasonable time (and in any event not more than 30 days) after receipt of notice thereof from the Indemnitee, the Indemnitee will (upon delivering notice to such effect to the Lessee) have the right to undertake, at the Lessee's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Lessee, subject to the right of the Lessee (PROVIDED no Event of Default shall have occurred and remained outstanding) to assume the defense of such Claim at any time prior to the settlement, compromise or final determination thereof, and PROVIDED HOWEVER, that the Indemnitee shall not enter into any such compromise or settlement without the written consent of the Lessee, which shall not be unreasonably withheld, as aforesaid, and PROVIDED FURTHER that no Indemnitee shall enter into any such settlement which would adversely affect Lessee's use, title to or possession of the Leased Property without Lessee's prior written consent. In the event the Indemnitee assumes the defense of any such Claim, the Indemnitee will cooperate with the Lessee in keeping the Lessee reasonably informed of the progress of any such defense, compromise or settlement.

(g) Nothing contained in this SECTION 7.3 shall be deemed to expand the obligation of the Lessee to defend or be responsible for indemnification of the Indemnitees with respect to any Claim beyond the specific indemnification obligations set forth in Sections 7.1, 7.2, 7.4, or elsewhere in the Operative Documents.

SECTION 7.4 General Tax Indemnity.

(a) Except as otherwise provided in this Section, the Lessee shall pay on an After-Tax Basis, and on written demand shall indemnify and hold each Tax Indemnitee harmless from and against, any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "Taxes" and individually as a "Tax" (for the purposes of this Section, the definition of "Taxes" excludes amounts imposed on, incurred by, or asserted against each Tax Indemnitee as the result of any prohibited transaction, within the meaning of Section 406 or 407 of ERISA or
Section 4975(c) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document)) imposed on or with respect to any Tax Indemnitee, the Lessee, the Leased Property or any portion thereof or the Land, or any sublessee or user thereof, by the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, financing, mortgaging, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, maintenance, repair, storage, transfer of title, redelivery, use, operation, condition, sale, return or other application or disposition of all or any part of the Leased Property or the imposition of any Lien, other than a Lessor Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien, other than a Lessor Lien) thereon, (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to the Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) the Leased Property, the Land or any part thereof or any interest therein, (iv) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto and
(v) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.

(b) Section 7.4(a) shall not apply to:

(i) Taxes on, based on, or measured by or with respect to, net income of the Lessor and the Lender (including, without limitation, minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) other than (A) any such Taxes that are, or are in the nature of, sales, use, license, rental or property Taxes, (B) withholding Taxes imposed by the United States or any state (1) on payments with respect to the Note, to the extent imposed by reason of a change in Applicable Law occurring after the Closing Date or (2) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Note and (C) any increase in any franchise taxes based on or otherwise measured by net income, estate, inheritance, transfer, income tax or gross income or gross receipts tax in lieu of net income over the term of the Lease, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase or decrease would not have occurred if on the Closing Date the Lessor had advanced funds to the Lessee in the form of a loan secured by the Leased Property in an amount equal to the Loan, with debt service for such loan equal to the portion of the Basic Rent attributable to the Loan payable on each Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the Loan at the end of the Lease Term;

(ii) Taxes on, based on, or in the nature of or measured by, Taxes on doing business, business privilege, capital, capital stock, net worth, or mercantile license or similar taxes other than (A) any increase in such Taxes imposed on such Tax Indemnitee by any state, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase or decrease would not have occurred if on the Closing Date the Lessor had advanced funds to the Lessee in the form of a loan secured by the Leased Property in an amount equal to the Loan, with debt service for such loan equal to the portion of the Basic Rent attributable to the Loan payable on each Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the Loan at the end of the Lease Term or (B) any Taxes that are or are in the nature of sales, use, rental, license or property Taxes;

(iii) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earliest of (A) the expiration of the Lease Term with respect to the Leased Property and, if the Leased Property is required to be returned to the Lessor in accordance with the Lease, such return and (B) the discharge in full of the Lessee's obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to the Leased Property and all other amounts due under the Lease, unless such Taxes relate to acts, events or matters occurring prior to the earliest of such times or are imposed on or with respect to any payments due under the Operative Documents after such expiration or discharge;

(iv) Taxes imposed on a Tax Indemnitee that result from any voluntary sale, assignment, transfer or other disposition by such Tax Indemnitee or any related Tax Indemnitee of any interest in the Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents (including a sale of an interest in the Note) or from any sale, assignment, transfer or other disposition of any interest in such Tax Indemnitee or any related Tax Indemnitee, it being understood that each of the following shall not be considered a voluntary sale: (A) any substitution, replacement or removal of any of the property by the Lessee shall not be treated as a voluntary action of any Tax Indemnitee, (B) any sale or transfer resulting from the exercise by the Lessee of any termination option, any purchase option or sale option, (C) any sale or transfer while an Event of Default shall have occurred and be continuing under the Lease and (D) any sale or transfer resulting from the Lessor's exercise of remedies under the Lease;

(v) any Tax which is being contested in accordance with the provisions of
Section 7.4(c), during the pendency of such contest;

(vi) any Tax that is imposed on a Tax Indemnitee as a result of such Tax Indemnitee's gross negligence or willful misconduct (other than gross negligence on the part of the Lessor and the incorporators, stockholders, directors, officers, employees and agents of the Lessor or gross negligence or willful misconduct imputed to the Lessor or the Lender solely by reason of their respective interests in the Leased Property);

(vii) any Tax that results from a Tax Indemnitee engaging, with respect to the Leased Property, in transactions other than those permitted by the Operative Documents; or

(viii) to the extent any interest, penalties or additions to tax result in whole or in part from the failure of a Tax Indemnitee to file a return that it is required to file in a proper and timely manner, unless such failure (A) results from the transactions contemplated by the Operative Documents in circumstances where the Lessee did not give timely notice to Lessor (and the Lessor otherwise had no actual knowledge) of such filing requirement that would have permitted a proper and timely filing of such return or (B) results from the failure of the Lessee to supply information necessary for the proper and timely filing of such return that was not in the possession of the Lessor.

(c) If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Taxes as to which the Lessee may have an indemnity obligation pursuant to this Section, or if any Tax Indemnitee shall determine that any Taxes as to which the Lessee may have an indemnity obligation pursuant to this Section may be payable, such Tax Indemnitee shall promptly notify the Lessee. The Lessee shall be entitled, at its expense, to participate in and to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding (but the Tax Indemnitee shall then contest, at the sole cost and expense of the Lessee, on behalf of the Lessee) if and to the extent that (A) an Event of Default has occurred and is continuing, (B) such action, suit or proceeding involves matters which are unrelated to the transactions contemplated by the Operative Documents and if determined adversely could be materially detrimental to the interests of such Tax Indemnitee notwithstanding indemnification by the Lessee or (C) such action, suit or proceeding involves the federal or any state income tax liability of the Tax Indemnitee. With respect to any contests controlled by a Tax Indemnitee, (i) if such contest relates to the federal or any state income tax liability of such Tax Indemnitee, such Tax Indemnitee shall be required to conduct such contest only if the Lessee shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Lessee and reasonably satisfactory to the Tax Indemnitee stating that a reasonable basis exists to contest such claim or (ii) in the case of an appeal of an adverse determination of any contest relating to any Taxes, an opinion of such counsel to the effect that such appeal is more likely than not to be successful; provided, however, such Tax Indemnitee shall in no event be required to appeal an adverse determination to the United States Supreme Court. The Tax Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. Each Tax Indemnitee shall at the Lessee's expense supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section. Unless an Event of Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section without the prior written consent of the Lessee, which consent shall not be unreasonably withheld (it being agreed that it will not be unreasonable for Lessee to withhold consent if such compromise or settlement would adversely affect material rights or property interests of the Lessee, including, without limitation, Lessee's use, title or possession of the Leased Property), unless such Tax Indemnitee waives its right to be indemnified under this Section with respect to such Claim, provided the settlement would not adversely affect materials rights or property interests of the Lessee, including, without limitation,

Lessee's use, title or possession of the Leased Property. Notwithstanding anything contained herein to the contrary, (i) a Tax Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a Claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section with respect to such Claim (and any related Claim with respect to other taxable years the contest of which is precluded as a result of such waiver) and (ii) no Tax Indemnitee shall be required to contest any Claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely, unless there has been a change in law which in the opinion of the Lessee's counsel creates substantial authority for the success of such contest. Each Tax Indemnitee and the Lessee shall consult in good faith with each other regarding the conduct of such contest controlled by either.

(d) If (i) a Tax Indemnitee shall obtain a credit or refund of any Taxes paid by the Lessee pursuant to this Section or (ii) by reason of the incurrence or imposition of any Tax for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by the Lessee pursuant to this Section, such Tax Indemnitee at any time realizes a reduction in any Taxes for which the Lessee is not required to indemnify such Tax Indemnitee pursuant to this Section, which reduction in Taxes was not taken into account in computing such payment by the Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to the Lessee the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or an amount equal to such reduction in Taxes, as the case may be; provided, however, that no such payment shall be made so long as an Event of Default shall have occurred and be continuing; and provided, further, that the amount payable to the Lessee by any Tax Indemnitee pursuant to this subsection shall not at any time exceed the aggregate amount of all indemnity payments made by the Lessee under this Section to such Tax Indemnitee and all related Tax Indemnities with respect to the Taxes which gave rise to a credit or refund or with respect to the Tax which gave rise to a reduction in Taxes less the amount of all prior payments made to the Lessee by such Tax Indemnitee and related Tax Indemnities under this Section. Each Tax Indemnitee agrees to act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from the Lessee pursuant to this Section and to maximize the amount of any Tax savings available to it. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to the Lessee under this subsection shall be treated as a Tax for which the Lessee is obligated to indenmify such Tax Indemnitee hereunder.

(e) Any Tax indemnifiable under this Section shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to this Section shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to this Section shall be made directly to the Tax Indemnitee entitled thereto or the Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its Address as set forth in this Participation Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that the Lessee is required to pay, the Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

(t) If the Lessee knows of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section, the Lessee shall, if the Lessee is permitted by Applicable Law, timely file such report, return or statement (and, to the extent permitted by law, show ownership of the Leased Property in the Lessee except to the extent contrary to financial reporting requirements); Provided, however, that if the Lessee is not permitted by Applicable Law or does not have access to the information required to file any such report, return or statement, the Lessee will promptly so notify the appropriate Tax Indemnitee, in which case Tax Indemnitee will file such report. In any case in which the Tax Indemnitee will file any such report, return or statement, Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably available to the Lessee.

(g) At the Lessee's request, the amount of any indemnity payment by the Lessee or any payment by a Tax Indemnitee to the Lessee pursuant to this Section shall be verified and certified by an independent public accounting firm selected by the Lessee and reasonably acceptable to the Tax Indemnitee. Unless such verification shall disclose an error in Lessee's favor of 5% or more, the costs of such verification shall be borne by the Lessee. In no event shall the Lessee have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. The Tax Indemnitee agrees to cooperate with the independent public accounting firm performing the verification and to supply such firm with all information reasonably necessary to permit it to accomplish such verification; provided, however, that the information provided to such firm by such Tax Indemnitee shall be for its confidential use. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Participation Agreement and that matters of interpretation of this Participation Agreement are not within the scope of the independent accounting firm's responsibilities.

SECTION 7.5 (Reserved]

SECTION 7.6 End of Term Indemnity. In the event that at the end of the Lease Term (i) the Lessor elects the option set forth in Section 15.6 of the Lease and
(ii) after the Lessor receives the sales proceeds from the Leased Property under
Section 15.6 or 15.7 of the Lease together with the Lessee's payment of the Recourse Deficiency Amount, the Lessor shall not have received the entire Lease Balance, then the Lessor or the Lender may obtain, at the Lessee's sole cost and expense, an appraisal report from the Appraiser (or if the Appraiser is not available, another appraiser reasonably satisfactory to the Lessor or the Lender, as the case may be) in form and substance satisfactory to the Lessor and the Lender to establish the reason for any decline in value of the Leased Property from that anticipated for such date in the appraisal delivered on the Closing Date. The Lessee shall promptly reimburse the Lessor for the amount equal to such decline in value to the extent that appraisal report delivered pursuant to the preceding sentence concludes that such decline was due to (i) extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace the Leased Property in a manner consistent with reasonable preservation of its value, failure to comply with all Applicable Laws, failure to use, workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement, or any other cause or condition within the reasonable power of the Lessee to control or effect resulting in the Improvements failing to constitute an office/warehouse and/or light manufacturing facility (excepting in each case ordinary wear and tear),
(ii) any Alteration made to, or any rebuilding of, the Leased Property or any part thereof by the Lessee, (iii) any restoration or rebuilding carried out by the Lessee or any condemnation of any portion of the Leased Property pursuant to
Article XI of the Lease (after taking into account any Award in respect thereof) or (iv) any use of the Leased Property or any part thereof by the Lessee other than as permitted pursuant to Article VIII of the Lease. The parties hereto acknowledge and agree that the obligation imposed upon the Lessee under this Section arises from a higher standard of maintenance of the Leased Property than that required under Article VII of the Lease and is applicable whether or not the Lessee has failed to comply with any such other obligations under the Operative Documents.

                                    SECTION 8
                                  MISCELLANEOUS

SECTION 8.1 Survival of Agreements. The indemnities of the parties provided for in Sections 7. 1, .2, .3 and .4 of this Participation Agreement, shall survive the termination or expiration of this Participation Agreement and any of the other Operative Documents, any disposition of any interest of the Lessor or the Lender in the Leased Property and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents. The representations, warranties, covenants and agreements of the parties provided for in the Operative Documents shall not be merged into the Deed.

SECTION 8.2 Notices. Unless otherwise specified herein or in an applicable Operative Document, it shall, for purposes of this Participation Agreement and the other Operative Documents, be sufficient service or giving of any notice, request, complaint, demand, instruction or other instrument or document to any Person, if it is in writing to the Address set forth below. Any notice given by telecopy or facsimile transmission shall be deemed given when sent provided confirmed by regular U.S. mail. Any notice given by mail shall be deemed to be given when sent by registered or certified mail, return receipt requested. Any notice sent by any party hereto under the Operative Documents shall also be sent to the other parties to this Participation Agreement. The parties hereto may designate, by notice given to each of the other parties, any further or different addresses than those set forth below to which subsequent notices shall be sent. For purposes of the Operative Documents (but subject to the preceding sentence), the Address of the Lessee, the Lender and the Lessor is as follows:

(i) Lessee

Huffy Corporation

225 Byers Road
Miamisburg, OH 45342-3657
Attention: Manager, Treasury
Operations and Financial Analysis
Facsimile No.: (513) 865-5470
Telephone No.: (513) 865-5494

With a copy to the Attention of:

Vice President and General Counsel
(Same address as above)
Facsimile No.: (513) 865-5414
Telephone No.: (513) 865-5431

(ii) Lender

Bank One, Dayton, N.A.
Kettering Tower
P.O. Box 1103
Dayton, OH 45401
Attention: R. Michael Dunlavey, Vice President
Facsimile No.: (513) 449-4885
Telephone No.: (513) 449-7407

(iii) Lessor

Asset Holdings Company VI, L.L.C.
c/o J H Management Corporation
Room 608
One International Place
Boston, Massachusetts 02110
Attention: Tiffany Percival
Facsimile No.: (617) 951-7050
Telephone No.: (617) 951-7690

SECTION 8.3 Counterparts. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.4 Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to any party thereto except with the prior written consent of such party thereto and, in all cases, the Lender and the Lessee. If and to the extent that this Participation Agreement, the Loan Agreement, the Note, the Lease, the Assignment of Lease and Rents or the Mortgage constitutes an amendment, supplement, termination, waiver or other modification to any Operative Document, each of the parties hereto, by its execution of this Participation Agreement, shall be deemed to have given its written consent to such amendment supplement, termination, waiver or other modification.

SECTION 8.5 Headings, Etc. The Table of Contents and headings of the various Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

SECTION 8.6 Parties in Interest. Except as expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto, their successors and their permitted assigns.

SECTION 8.7 Governing Law. THIS PARTICIPATION AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

SECTION 8.8 No Recourse. No recourse shall be had for any claims under this Participation Agreement against any incorporator, shareholder, officer, manager, member or director, past, present or future, of Lessor or of any successor or of Lessor's constituent members or other affiliates or of J H Management Corporation, or against J H Management Corporation, either directly or through Lessor or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the acceptance hereof, expressly waived and released.

SECTION 8.9 Expenses.

(a) Expenses of Lessor and Lender. The reasonable fees, expenses and disbursements (including reasonable counsel fees) of the Lessor and the Lender in connection with the Operative Documents incurred from and after the Closing Date shall be paid by the Lessee as Supplemental Rent upon demand therefor by the Lessor, provided that no such fees shall be payable by Lessee unless specifically authorized by the Operative Documents.

(b) Amendments Supplements and Appraisal. The Lessee agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Lessor and the Lender in connection with the successful amendment or supplementing of the Operative Documents and the documents and instruments referred to therein (including, without limitation, the fees and disbursements of counsel for the Lessor and the Lender).

SECTION 8.10 Severability. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.11 Submission to Jurisdiction: Waivers. Each party hereto hereby irrevocably and unconditionally (i) submits for itself and its property in any legal action or proceeding relating to this Participation Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Ohio, the courts of the United States of America for the District of Ohio and appellate courts from any thereof, (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Schedule 8.2 or at such other address of which the other parties hereto shall have been notified pursuant to Section 8.2 and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

HUFFY CORPORATION, as Lessee



By: /s/ Pamela J. Whipps
Name: Pamela J. Whipps
Title: Vice President and Treasurer


ASSET HOLDINGS COMPANY VI, L.L.C.,
as Lessor

By Asset Holdings Corporation VI, a Delaware corporation, its managing member

By: /s/ Tiffany Percival
Name: Tiffany Percival
Title: Vice President

BANK ONE, DAYTON, N.A., as Lender

By: /s/ Debrah S. Deibin
Name: Debrah S. Deibin
Title: VP
Name:_____________________________________
Title:____________________________________

                                   APPENDIX I
                                       TO
                       PARTICIPATION AGREEMENT, LEASE AND
                    DEVELOPMENT AGREEMENT AND LOAN AGREEMENT

                         DEFINITIONS AND INTERPRETATION

A. Interpretation. In each Operative Document, unless a clear contrary intention appears, (i) the singular number includes the plural number and vice versa, (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, (iii) reference to any gender includes each other gender, (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor, (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision, (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto, (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision hereof, (viii) "including" (and with correlative meaning include") means including without limiting the generality of any description preceding such term, (ix) "or" is not exclusive and (x) relative to the determination of any period of time, "from' means "from and including" and "to" and "through" mean "to but not including".

B. Accounting Terms. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

D. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

"Acceleration" means the automatic acceleration of Lessee's obligation to purchase Lessor's interest in the Leased Property pursuant to the provisions of
Section 15.3 of the Lease. "Address" means, with respect to any Person, such Person's address set forth in Section 8.2 of the

Participation Agreement or such other address as such Person shall have identified to the parties to the Participation Agreement in writing.

"Adjusted LIBOR Rate" means the rate per annum equal to the quotient obtained by dividing the applicable LIBOR Rate by the percentage obtained by subtracting from 100% the applicable LIBOR Reserve Percentage on the date of calculation.

"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling," "controlled by" and "under common control with), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise; provided, however, (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person.

"After-Tax Basis" means (i) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) actually imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (ii) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, and for purposes of any payment to be made to either the Lessee or a Tax Indemnitee on an after-tax basis, it shall be assumed that federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and that such Indemnitee or the Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (ii) of this definition.

"Alterations" means the construction or installation of non-trade fixtures, alterations, improvements, modifications and additions to the Leased Property including without limitation, any repair or restoration pursuant to Article XI of the Lease or otherwise.

"Applicable Law" means all existing and future applicable laws, rules, regulations (including Environmental Laws) statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Leased Property) and any restrictive covenant or deed restriction or easement of record affecting the Leased Property.

"Architect" means MSI General Corporation, a Wisconsin corporation.

"Assignment of Lease and Rents" means the Assignment of Lease and Rents dated as of the date hereof from the Lessor to the Lender, together with any other amendments or supplements thereto.

"Awards" means any award or payment received by or payable to the Lender, the Lessor or the Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

"Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.

"Base Rate" means the rate of interest published or announced from time to time by the Lender as its base rate, which rate may not necessarily represent the lowest or best rate actually charged to any customer. Any rate of interest hereunder which is calculated using the Base Rate shall change automatically and immediately as and when the Base Rate shall change without notice to the Lessor or the Lessee, and any notice of such change in the Base Rate to which the Lessor or the Lessee may otherwise be entitled is hereby waived, and any such change shall not alter any of the terms and conditions of the Participation Agreement, the Loan Agreement or the Operative Documents.

"Basic Rent" means the sum of the Facility Rent plus the Index Rent plus the Scheduled Rent payable on each Rent Payment Date, as provided in Section 4.1 of the Lease.

"Borrowing Date" has the meaning specified in Section 2.4(a) of the Participation Agreement.

"Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Dayton, Ohio; provided, however, that the term "Business Day" shall also exclude any day on which commercial banks are not open for international business (including dealings in U.S. dollar deposits) in the London Interbank Market.

"Casualty" means an event of damage or casualty relating to all or part of the Leased Property which does not constitute an Event of Loss.

"Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

"Closing Date" means May 30, 1996.

"Code" means the Internal Revenue Code of 1986, as amended.

"Completion Date" means the first Loan Payment Date on which the conditions specified in Section 3.3 of the Participation Agreement shall have been satisfied.

"Completion Deadline" means May 1, 1997.

"Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to the Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain, or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use, occupancy or title is taken.

"Construction" means the development and construction of the Improvements pursuant to the Plans and Specifications.

"Construction Conditions" means the conditions set forth in Section 32 of the Participation Agreement.

"Construction Consultant" means the firm of architects or engineers retained by the Lender pursuant to Section 2.7 of the Participation Agreement.

"Construction Contract" means that certain Development Agreement dated April 10, 1996 executed between the Lessor, as Owner, MSI Development Corporation, as Developer, and the Lessee, as Tenant, as such agreement may be supplemented, modified or amended.

"Construction Force Majeure Event" means (i) an act of God arising after the Closing Date, (ii) any cause, circumstance or event arising after the Closing Date and not reasonably within the control of the Lessee or (iii) any change in any state or local law, regulation or other legal requirement arising after the Closing Date and relating to the use of the Land or the construction of the Improvements on the Land, which prevents the Lessee from completing the Construction prior to the Completion Deadline and which could not have been avoided or which cannot be remedied by the Lessee through the exercise of all commercially reasonable efforts or the expenditure of funds and, in the case of clauses (i) and (ii) of this definition, the existence or potentiality of which was not known to and could not have been discovered prior to the Closing Date through the exercise of due diligence by the Lessee.

"Contractual Obligation" means, as applied to any Person, any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

"Deed" means the Special Warranty Deed dated on or about the Closing Date from MSI Development Corporation, a Wisconsin corporation, as grantor, to the Lessor, as grantee, conveying title to the Land.

"Environmental Laws" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. Sections 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-18 12, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of the Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

"Environmental Permits" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required by Environmental Laws.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor federal statute.

"Event of Default" means any event or condition designated as an "Event of Default" in Article XIII of the Lease.

"Event of Loss" is defined in Section 11.1 of the Lease.

"Event of Taking" is defined in Section 11.2 of the Lease.

"Facilitation Agreement" is defined in Section 4.2 of the Lease.

"Facilitation Fee" means the amount specified as the Facilitation Fee to be paid by the Lessee to the Lessor as set forth in Section 4.2 of the Lease and in the Facilitation Agreement.

"Facility Rent" means amounts payable as Facility Rent as specified in Section
4.1 of the Lease.

"Fair Market Rental Value" means, with respect to the Leased Property, the fair market rental value as determined by an independent appraiser chosen by the Lessor (and reasonably acceptable to the Lessee and the Lender) that would be obtained in an arm's-length lease between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease and neither of which is related to the Lessor or the Lessee for the lease of the Leased Property on the terms set forth, or referred to, in the Lease. Such fair market rental value shall be calculated as the value for the use of the Leased Property to be leased in place at the Land assuming, in the determination of such fair market rental value, that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market rental value is being determined for the purposes of Section 14.1 of the Lease and except as otherwise specifically provided in the Lease, in which case this assumption shall not be made).

"Fair Market Sales Value" means, with respect to the Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser chosen by the Lessee (and reasonably acceptable to the Lender) that would be obtained in an arms-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or the Lessee, for the purchase of the Leased Property. Such fair market sales value shall be calculated as the value for the use of the Leased Property assuming, in the determination of such fair market sales value, that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section 14.1 of the Lease and except as otherwise specifically provided in the Lease, or the Participation Agreement, in which case this assumption shall not be made).

"Federal Funds Rate" means, for any period, a fluctuating interest rate (expressed as a per annum rate) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by the Lender. All determinations of the Federal Funds Rate by the Lender shall, in the absence of demonstrable error, be binding and conclusive upon the Lessor and the Lessee.

"Final Rent Payment Date" is defined in Section 14.1(e) of the Lease.

"Financial Advisor" means Banc One Capital Corporation, Columbus, Ohio.

"Fiscal Year" means the fiscal year of the Lessee, which shall be the twelve
(12) monthly accounting periods ending on the last calendar day of May or such other period as the Lessee may designate and the Lender may approve in writing.

"GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

"General Contractor" means MSI General Corporation, a Wisconsin corporation, or such other general contractor under the Construction Contract as may be selected by the Lessee.

"Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all siting, building, environmental and operating permits and licenses that are required for the acquisition, construction, use, occupancy, zoning and operation of the Leased Property.

"Governmental Authority" means the government of the United States of America, the government of any other nation, any political subdivision of the United States of America or any other nation (including, without limitation, any state, territory, federal district, municipality or possession) and any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality or court, or any political subdivision thereof.

"Hazardous Material" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons and is or becomes regulated by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, the State of Wisconsin or any political subdivision thereof and also including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

"Improvements" means the buildings, structures and improvements described on Appendix II of the Lease to be located on the Land, along with all fixtures used or useful in connection with the operation of the Leased Property, including, without limitation, all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached or used or useful in connection with the buildings, and all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in all the above cases excluding trade fixtures and any personal property owned by the Lessee).

"Indemnitee" means the Lender and the Lessor, and their respective successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof (and, in the case of the Lessor, also including its constituent members, its managers, and their respective officers, employees, directors, agents, incorporators and stockholders); provided, however, that in no event shall the Lessee be an Indemnitee.

"Indemnitee Group" means the respective employees, officers, directors and agents of the Lender or the Lessor (and, in the case of the Lessor, also including its constituent members and their respective officers, employees, directors, agents, incorporators and stockholders), as applicable; provided, however, that in no event shall the Lessee be a member of an Indemnitee Group.

"Index Rent" means an amount equal to all interest accrued and unpaid on the Loan as of each Rent Payment Date on which Basic Rent shall be due and payable.

"Interest Period" means, (i) for each Loan Advance prior to the Completion Date, the period commencing on the Borrowing Date for such Loan Advance and ending on the last day of the one, two or three month period selected by Lessee pursuant to the provisions of Section 2.4 of the Loan Agreement and, thereafter with respect to the continuation thereof, each succeeding period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the one, two or three month period selected by Lessee pursuant to the provisions of Section 2.4 of the Loan Agreement; and, (ii) upon the consolidation of each Loan Advance into a single Loan as of the Completion Date, the three-month period commencing on the Completion

Date, and each successive three-month period thereafter until the Lease Termination Date.

"Land" means the land described in Appendix II to the Lease.

"Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any Governmental Authority or any governmental or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

"Lease" means the Lease and Development Agreement, dated as of the date hereof between the Lessor and the Lessee, together with any amendments or supplements thereto.

"Lease Balance" means, as of any date of determination, an amount equal to the sum of (i) the principal of the Loan then outstanding, any premium applicable to The prepayment thereof, all accrued and unpaid interest on the Loan and, without duplication, all other amounts owing by the Lessee to Lender or Lessor under the Operative Documents plus (ii) all accrued and unpaid Facility Rent (prorated to the date of payment) and an amount equal to Lessor's Investment.

"Lease Term" means (i) the period commencing on the Closing Date, and ending on the Scheduled Termination Date or (ii) such shorter period as may result from earlier termination of the Lease as provided therein.

"Lease Termination Date" means the Scheduled Termination Date or such earlier date on which the Lease Term shall end as provided in the Lease.

"Leased Property" means the Improvements and the Land.

"Lender" means Bank One, Dayton, N.A. and its permitted successors and assigns.

"Lessee" means Huffy Corporation, an Ohio corporation, and its permitted successors and assigns.

"Lessor" means Asset Holdings Company VI, L.L.C., a Massachusetts limited liability company.

"Lessor Indemnitee" means the Lessor, its successors and permitted assigns, permitted transferees, incorporators, members, employees, officers, manager and agents.

"Lessor's Investment" means the sum of $200,000.

"Lessor Liens" means Liens on or against the Leased Property or any portion thereof, the Lease or any payment of Rent (i) which result from any act of, or any Claim against, the Lessor unrelated to the exercise of Lessor's rights under the Operative Documents or (ii) which result from any Tax owed by the Lessor, except any Tax for which the Lessee is obligated to indemnify the Lessor.

"LIBOR Rate" means, for any Interest Period for any LIBOR Rate Loan, an interest rate per annum equal to the London Interbank Offered Rate for a term comparable to the term of the

Interest Period, as published in the Federal Reserve Statistical Bulletin for the applicable Borrowing Date; provided, however, that in the event such a rate for a particular Interest Period term is not published therein, "LIBOR Rate", with respect to such Interest Period term, shall mean an interest rate per annum at which the Lender is offered deposits in U.S. dollars in the London Interbank Market in accordance with its customary business practice at approximately 10:00 a.m., Dayton, Ohio time, two (2) business days prior to the commencement of such Interest Period in principal amounts approximately equal to the outstanding principal amount of the Loan or Loan Advance, whichever may be applicable, and with maturity comparable to such Interest Period.

"LIBOR Reserve Percentage" means the reserve requirement including any supplemental and emergency reserves (expressed as a percentage) applicable to member banks of the Federal Reserve System in respect of eurocurrency liabilities under Regulation D of the Board of Governors of the Federal Reserve System, or any substituted or amended reserve requirements applicable to member banks of the Federal Reserve System which is in effect as of the date hereof and taking into account any transitional requirements thereto becoming effective during the term of the Loan.

"Lien" means any lien, mortgage, deed of trust, encumbrance, pledge, charge, lease, easement, servitude, right of others (legal or equitable) or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement.

"Loan" is defined in Section 2.1 of the Loan Agreement and shall also at all times refer, collectively, to the aggregate total of all of the Loan Advances.

"Loan Advance" means any advance from time to time by the Lender to the Lessee (acting on behalf of the Lessor) pursuant to Section 2.2 of the Participation Agreement of amounts available to be borrowed under the Loan.

"Loan Agreement" means the Loan Agreement dated as of the date hereof, between the Lender and the Lessor, together with all amendments and supplements thereto.

"Loan Commitment" means the aggregate total amount of Loan Advances which Lender has committed to make under the Loan Agreement, up to the maximum principal sum of $6,400,000.

"Loan Documents" means the Loan Agreement, the Note, the Mortgage, the Assignment of Lease and Rents, the Security Agreement and Assignment and all documents and instruments executed and delivered in connection with each of the foregoing.

"Loan Event of Default" means any of the events specified in Section 5.1 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both or any other condition, event or act has been satisfied.

"Loan Payment Date" means the first Business Day of each month during the Lease Term, commencing on the first Business Day of the first month following the Closing Date.

"Loan Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

"Loss Proceeds" shall have the meaning specified in Section 11.6 of the Lease.

"Material Adverse Effect" means a material adverse effect upon (i) the consolidated financial condition, operations, performance or properties of the Lessee and its Subsidiaries, or (ii) the ability of the Lessee to perform in any material respect under the Operative Documents.

"Memorandum of Lease" means the Memorandum of Lease dated as of the date hereof between Lessee and Lessor which describes the Lease and certain of its provisions and is intended to be recorded in the Waukesha County, Wisconsin real property records.

"Mortgage" means that certain Mortgage and Security Agreement dated as of the date hereof made and executed by Lessor and delivered to Lender with respect to the Leased Property.

"Non-Disturbance and Attornment Agreement" means that certain Subordination, Non- Disturbance and Attornment Agreement, dated as of the date hereof, by and among the Lender, the Lessor and the Lessee, together with any amendments or supplements thereto.

"Note" means the promissory note issued by Lessor to the Lender under the Loan Agreement to evidence the Loan, together with any amendments or supplements thereto or replacements thereof.

"Officer's Certificate" of a Person means a certificate signed by the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary or any Assistant Secretary of the such Person, or by any Vice President who is also Controller or Treasurer signing alone.

"Operative Documents" means the Participation Agreement, the Deed, the Lease, the Security Agreement and Assignment, the Note, the Loan Agreement, the Assignment of Lease and Rents, the Mortgage and the Non-Disturbance and Attornment Agreement.

"Overdue Rate" means the lesser of (i) the highest interest rate permitted by Applicable Law and (ii) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate year) equal to the Base Rate in effect from time to time.

"Participation Agreement" means the Participation Agreement dated as of the date hereof among the Lender, the Lessor and the Lessee, together with all amendments and supplements thereto.

"Permitted Liens" means (i) the respective rights and interests of the Lessee, the Lessor and the Lender as provided in the Operative Documents, (ii) Lessor Liens, (iii) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (iv) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising after the Closing Date in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings,
(v) Liens arising after the Closing Date out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, so long as the enforcement thereof has been stayed pending such appeal or review, (vi) easements, rights of way, reservations, servitudes and rights of others against the Land which are listed on Schedule B to the Title Policy or permitted by Article VI of the Lease, (vii) assignments, leases and subleases expressly permitted by the Operative Documents, and (viii) liens which are not otherwise permitted by clauses (i) through (vii) of this definition, do not violate the restrictions on the Lessee set forth in Section 5.4 of the Participation Agreement and secure obligations not exceeding $100,000 at any one time.

"Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

"Plans and Specifications" means the final plans and specifications for the Improvements as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

"Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

"Purchase Option" is defined in Section 15.1 of the Lease.

"Purchase Option Price" means an amount equal to the Lease Balance as of the closing date of the purchase of the Leased Property pursuant to the exercise by the Lessee of the Purchase Option set forth in Section 15.1 of the Lease.

"Qualified Payment" shall mean any monies paid or payable to the Lessor or the Lender and identified in the Lease or any other Operative Document as a "Qualified Payment", it being agreed that all Qualified Payments shall be paid to the Lender as a pre-payment of the Loan to be applied against principal payments or installments of the Loan in the inverse order of maturity, but without (unless agreed in writing by the Lender and the Lessee) affecting or giving rise to any change or adjustment of the Basic Rent except the installment due on the Lease Termination Date.

"Recourse Deficiency Amount" means the sum of $4,148,000.

"Regulations" means the income tax regulations promulgated from time to time under and pursuant to the Code.

"Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

"Release Date" means the date that the Loan has been paid in full.

"Remarketing Option" is defined in Section 15.6 of the Lease.

"Rent" means Basic Rent and Supplemental Rent, collectively.

"Rent Payment Date" means the first day of each month during the Lease Term commencing on the first day of the first month which next follows the Completion Date.

"Rent Period" means initially the period commencing on the Completion Date and ending on the first Rent Payment Date, and thereafter each period from one Rent Payment Date to the next following Rent Payment Date.

"Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, permit, approval, authorization, license or variance, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, and any building, environmental or land use requirement or permit or occupational safety or health law, rule or regulation.

"Responsible Officer" means the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

"Scheduled Rent" means, for the Lease Term, the rent payable pursuant to Section 4.1(c) of the Lease on each Rent Payment Date in the amount set forth in Appendix III to the Lease, as such Appendix may be adjusted in the circumstances described in Section 4.1 of the Lease.

"Scheduled Termination Date" means May 1, 2004.

"SEC" means the United States Securities and Exchange Commission.

"Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Agreement and Assignment" means the Security Agreement and Assignment (Construction Contract, Permits, Licenses and Governmental Approvals, and Plans, Specifications and Drawings), dated as of the date hereof from the Lessee to the Lender, together with any amendments or supplements thereto.

"State" means the State of Wisconsin.

"Subsidiary" means for any Person any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

"Supplemental Rent" means any and all amounts, liabilities and obligations other than Basic Rent which the Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Lender or any other party, including, without limitation, amounts under Article XVII of the Lease, Fair Market Sales Value payments and indemnities and damages for breach of any covenants, representations, warranties or agreements.

"Tax" or "Taxes" is defined in Section 7.4(a) of the Participation Agreement.

"Tax Indemnitee" means the Lessor, the Lender and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof (and, in the case of the Lessor, also including its incorporators, manager, members, and in particular, the manager in its capacity as the tax matters partner) provided, however, that in no event shall the Lessee be a Tax Indemnitee.

"Title Insurance Company" means Chicago Title Insurance Company and its successors and assigns.

"Title Policy" is defined in Section 3.1 of the Participation Agreement.

"UCC" means the Uniform Commercial Code of Ohio, as in effect from time to time.

"Unfunded Benefit Liabilities" means, with respect to any Employee Benefit Plan at any time, the amount of unfunded benefit liabilities of such Employee Benefit Plan at such time as determined under ERISA Section 4001(a)(18) which shall not be less than the accumulated benefit obligation, as disclosed in accordance with FAS 87, over the fair market value of Employee Benefit Plan assets.

                                   APPENDIX II
                        FORM OF REQUEST FOR LOAN ADVANCE


                                     [Date]



Bank One, Dayton, N.A.
Kettering Tower
P.O. Box 1103
Dayton, Ohio 45401
Attention: R. Michael Dunlavey, Senior

Re: Request for a Loan Advance under that certain Participation Agreement, dated as of May 29, 1996 (the "Participation Agreement"), by and among Asset Holdings Company VI, L.L.C., as Lessor (the "Lessor"), Huffy Corporation, as Lessee (the "Lessee"), and Bank One, Dayton, N.A.
as Lender (the "Lender")

Ladies and Gentlemen:

The Lessee for and on behalf of the Lessor under and pursuant to Section 2.2(b) of the Participation Agreement hereby requests that Lender make a Loan Advance (as defined in the Participation Agreement) in the amount of $_____________ on ______________, 199_. In connection therewith, the Lessee, for and on behalf of itself and the Lessor, hereby certifies as follows (with capitalized terms used but not defined herein having the respective meanings assigned to such terms in the Participation Agreement):

1. The proceeds of the requested Loan Advance will be applied to pay, or reimburse the Lessee for paying, costs permitted under Section 2.6 of the Participation Agreement.

2. On and as of the date hereof, there is no Event of Default or Potential Event of Default which has occurred and is now continuing.

3. The amount of the requested Loan Advance, when added to the aggregate amount of Loan Advances previously made in respect of the Loan, will not exceed $6,400,000.

4. The name, address and wire instructions for the disbursement of the requested Loan Advance is set forth in the attachment hereto, and the Lender is hereby requested to make such disbursement of the Loan Advance on the date set forth above in accordance with said attachment.

Very truly yours,
ASSET HOLDINGS COMPANY VI, L.L.C.
By Huffy Corporation
By:.
Name:

Title:

Attachment

                                  APPENDIX III
                           SCHEDULE OF LOAN PAYMENTS *


--------------------------------------------------------------------------------
       Loan Payment Date             Principal Payment         Principal Balance
--------------------------------------------------------------------------------
0    May 96                                                          $6,400,000
--------------------------------------------------------------------------------
1    June 96                                       $0                 6,400,000
--------------------------------------------------------------------------------
2    July 96                                        0                 6,400,000
--------------------------------------------------------------------------------
3    August 96                                      0                 6,400,000
--------------------------------------------------------------------------------
4    September 96                                   0                 6,400,000
--------------------------------------------------------------------------------
5    October 1996                                   0                 6,400,000
--------------------------------------------------------------------------------
6    November 1996                                  0                 6,400,000
--------------------------------------------------------------------------------
7    December 1996                                  0                 6,400,000
--------------------------------------------------------------------------------
8    January 1997                                   0                 6,400,000
--------------------------------------------------------------------------------
9    February 1997                                  0                 6,400,000
--------------------------------------------------------------------------------
10   March 1997                                     0                 6,400,000
--------------------------------------------------------------------------------
11   April 1997                                     0                 6,400,000
--------------------------------------------------------------------------------
12   May 1997                                       0                 6,400,000
--------------------------------------------------------------------------------
13   June 1997                                  8,749                 6,391,251
--------------------------------------------------------------------------------
14   July 1997                                  8,795                 6,382,456
--------------------------------------------------------------------------------
15   August 1997                                8,841                 6,373,615
--------------------------------------------------------------------------------
16   September 1997                             8,888                 6,364,727
--------------------------------------------------------------------------------
17   October 1997                               8,935                 6,355,791
--------------------------------------------------------------------------------
18   November 1997                              8,983                 6,346,809
--------------------------------------------------------------------------------
19   December 1997                              9,030                 6,337,779
--------------------------------------------------------------------------------
20   January 1998                               9,078                 6,328,701
--------------------------------------------------------------------------------
21   February 1998                              9,126                 6,319,575
--------------------------------------------------------------------------------
22   March 1998                                 9,174                 6,310,401
--------------------------------------------------------------------------------


---------------------
* Interest shall be payable on each Loan Payment Date as provided in Section 2.4 of the Loan Agreement.

--------------------------------------------------------------------------------
       Loan Payment Date             Principal Payment         Principal Balance
--------------------------------------------------------------------------------
23     April 1998                               9,223                 6,301,178
--------------------------------------------------------------------------------
24     May 1998                                 9,272                 6,291,906
--------------------------------------------------------------------------------
25     June 1998                                9,321                 6,282,586
--------------------------------------------------------------------------------
26     July 1998                                9,370                 6,273,216
--------------------------------------------------------------------------------
27     August 1998                              9,420                 6,263,796
--------------------------------------------------------------------------------
28     September 1998                           9,469                 6,254,327
--------------------------------------------------------------------------------
29     October 1998                             9,520                 6,244,807
--------------------------------------------------------------------------------
30     November 1998                            9,570                 6,235,237
--------------------------------------------------------------------------------
31     December 1998                            9,621                 6,225,617
--------------------------------------------------------------------------------
32     January 1999                             9,671                 6,215,945
--------------------------------------------------------------------------------
33     February 1999                            9,723                 6,206,223
--------------------------------------------------------------------------------
34     March 1999                               9,774                 6,196,449
--------------------------------------------------------------------------------
35     April 1999                               9,826                 6,186,623
--------------------------------------------------------------------------------
36     May 1999                                 9,878                 6,176,745
--------------------------------------------------------------------------------
37     June 1999                                9,930                 6,166,815
--------------------------------------------------------------------------------
38     July 1999                                9,983                 6,156,833
--------------------------------------------------------------------------------
39     August 1999                             10,035                 6,146,797
--------------------------------------------------------------------------------
40     September 1999                          10,089                 6,136,709
--------------------------------------------------------------------------------
41     October 1999                            10,142                 6,126,567
--------------------------------------------------------------------------------
42     November 1999                           10,196                 6,116,371
--------------------------------------------------------------------------------
43     December 1999                           10,250                 6,106,122
--------------------------------------------------------------------------------
44     January 2000                            10,304                 6,095,818
--------------------------------------------------------------------------------
45     February 2000                           10,358                 6,085,460
--------------------------------------------------------------------------------
46     March 2000                              10,413                 6,075,046
--------------------------------------------------------------------------------
47     April 2000                              10,468                 6,064,578
--------------------------------------------------------------------------------
48     May 2000                                10,524                 6,054,055
--------------------------------------------------------------------------------
49     June 2000                               10,579                 6,043,475
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       Loan Payment Date             Principal Payment         Principal Balance
--------------------------------------------------------------------------------
50    July 2000                               10,635                 6,032,840
--------------------------------------------------------------------------------
51    August 2000                             10,692                 6,022,149
--------------------------------------------------------------------------------
52    September 2000                          10,748                 6,011,401
--------------------------------------------------------------------------------
53    October 2000                            10,805                 6,000,596
--------------------------------------------------------------------------------
54    November 2000                           10,862                 5,989,733
--------------------------------------------------------------------------------
55    December 2000                           10,920                 5,978,814
--------------------------------------------------------------------------------
56    January 2001                            10,977                 5,967,836
--------------------------------------------------------------------------------
57    February 2001                           11,036                 5,956,801
--------------------------------------------------------------------------------
58    March 2001                              11,094                 5,945,707
--------------------------------------------------------------------------------
59    April 2001                              11,153                 5,934,554
--------------------------------------------------------------------------------
60    May 2001                                11,212                 5,923,343
--------------------------------------------------------------------------------
61    June 2001                               11,271                 5,912,072
--------------------------------------------------------------------------------
62    July 2001                               11,331                 5,900,741
--------------------------------------------------------------------------------
63    August 2001                             11,391                 5,889,351
--------------------------------------------------------------------------------
64    September 2001                          11,451                 5,877,900
--------------------------------------------------------------------------------
65    October 2001                            11,511                 5,866,388
--------------------------------------------------------------------------------
66    November 2001                           11,572                 5,854,816
--------------------------------------------------------------------------------
67    December 2001                           11,634                 5,843,182
--------------------------------------------------------------------------------
68    January 2002                            11,695                 5,831,487
--------------------------------------------------------------------------------
69    February 2002                           11,757                 5,819,730
--------------------------------------------------------------------------------
70    March 2002                              11,819                 5,807,911
--------------------------------------------------------------------------------
71    April 2002                              11,882                 5,796,029
--------------------------------------------------------------------------------
72    May 2002                                11,945                 5,784,084
--------------------------------------------------------------------------------
73    June 2002                               12,008                 5,772,077
--------------------------------------------------------------------------------
74    July 2002                               12,071                 5,760,005
--------------------------------------------------------------------------------
75    August 2002                             12,135                 5,747,870
--------------------------------------------------------------------------------
76    September 2002                          12,200                 5,735,670
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       Loan Payment Date             Principal Payment         Principal Balance
--------------------------------------------------------------------------------
77     October 2002                            12,264               5,723,406
--------------------------------------------------------------------------------
78     November 2002                           12,329               5,711,077
--------------------------------------------------------------------------------
79     December 2002                           12,394               5,698,683
--------------------------------------------------------------------------------
80     January 2003                            12,460               5,686,223
--------------------------------------------------------------------------------
81     February 2003                           12,526               5,673,698
--------------------------------------------------------------------------------
82     March 2003                              12,592               5,661,106
--------------------------------------------------------------------------------
83     April 2003                              12,659               5,648,447
--------------------------------------------------------------------------------
84     May 2003                                12,726               5,635,721
--------------------------------------------------------------------------------
85     June 2003                               12,793               5,662,928
--------------------------------------------------------------------------------
86     July 2003                               12,861               5,610,068
--------------------------------------------------------------------------------
87     August 2003                             12,929               5,597,139
--------------------------------------------------------------------------------
88     September 2003                          12,997               5,584,142
--------------------------------------------------------------------------------
89     October 2003                            13,066               5,571,076
--------------------------------------------------------------------------------
90     November 2003                           13,135               5,557,941
--------------------------------------------------------------------------------
91     December 2003                           13,205               5,544,737
--------------------------------------------------------------------------------
92     January 2004                            13,274               5,531,462
--------------------------------------------------------------------------------
93     February 2004                           13,345               5,518,117
--------------------------------------------------------------------------------
94     March 2004                              13,415               5,504,702
--------------------------------------------------------------------------------
95     April 2004                              13,486               5,491,216
--------------------------------------------------------------------------------
96     May 2004                             6,464,040                       0
--------------------------------------------------------------------------------